Exhibit 3.2

                                     BYLAWS

                                       OF

                              POSTERALLEY.COM, INC.


                                    ARTICLE I
                                     OFFICES
                                     -------

     The registered office of Posteralley.com, Inc. (the "Corporation"), shall be located in the State of Colorado. The Corporation may have its principal office and such other offices either within or without the State of Colorado as the Board of Directors of the Corporation (the "Board") may designate or as the business of the Corporation may require.

     The registered office of the Corporation in the Articles of Incorporation (the "Articles") need not be identical with the principal office.


                                   ARTICLE II
                                  SHAREHOLDERS
                                  ------------

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time and place to be determined by resolution of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders.

     Section 2. Special Meetings. Special meetings of the shareholders for any purpose, unless otherwise provided for by statute, may be called by the president, the Board or by the president at the request of the holders of not less than one-tenth of all the shares of the Corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The Board may designate any place, either within or without the State of Colorado, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Colorado.

     Section 4. Notice of Meeting. Written notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered as the laws of the State of Colorado shall provide.

     Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date (the "Record Date") for any such determination of shareholders, which date shall be not more than 50 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no Record Date is fixed by the Board, the Record Date for any such purpose shall be ten days before the date of such meeting or action. The Record Date determined for the purpose of ascertaining the number of shareholders entitled to notice of or to vote at a meeting may not be less than ten days prior to the meeting. When a Record Date has been determined for the purpose of a meeting, the determination shall apply to any adjournment thereof.

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     Section 6. Quorum. If less than a quorum of the outstanding shares as provided for in the Articles are represented at a meeting, such meeting may be adjourned without further notice for a period which shall not exceed 60 days. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a quorum is present at a duly organized meeting, the shareholders present may continue to transact business until adjournment, notwithstanding any departures of shareholders during the meeting which leave less than a quorum.

     Section 7. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be in such form as shall be required by the Board of Directors and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting.

     Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine as evidenced by a duly certified copy of either the bylaws or corporate resolution.

     Neither treasury shares nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by a trustee without a transfer of the shares into such trust.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into the name of such receiver if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the books of the Corporation into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 10. Action by Consent of all Shareholders. Any action required to be taken, or which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such shareholders.

     Section 11. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties,

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shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.


                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

     Section 1. General Powers. The Board shall have the power to manage the business and affairs of the Corporation in such manner as it sees fit. In addition to the powers and authorities expressly conferred upon it, the Board may do all lawful acts which are not directed to be done by the shareholders by statute, by the Articles or by these Bylaws.

     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall not be less than one. Each director shall hold office until the next annual meeting of shareholders and until a successor director has been elected and qualified, or until the death, resignation or removal of such director. Directors need not be residents of the State of Colorado or shareholders of the Corporation.

     Section 3. Regular Meetings. A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings, without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board called by them.

     Section 5. Telephonic Meetings. Members of the Board and committees thereof may participate and be deemed present at a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

     Section 6. Notice. Notice of any special meeting of the Board shall be given by telephone, telegraph or written notice sent by mail. Notice shall be delivered at least one day prior to the meeting (five days before the meeting if the meeting is held outside the State of Colorado) if given by telephone or telegram or if delivered personally. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered by the telegraph company. Written notice may be delivered by mail to each director at such director's business or home address and, if mailed, shall be delivered at least five days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or

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convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the total membership of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, but if a quorum shall not be present at any meeting or adjournment thereof, a majority of the directors present may adjourn the meeting without further notice.

     Section 8. Action by Consent of All Directors. Any action required to be taken, or which may be taken at a meeting of the Board may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such directors at a meeting of directors at which a quorum is present.

     Section 9. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board.

     The order of business at any regular or special meeting of the Board shall be:

                 1.  Record of those present.
                 2. Secretary's proof of notice of meeting, if notice is not waived.
                 3.  Reading and disposal of unapproved minutes, if any.
                 4.  Reports of officers, if any.
                 5.  Unfinished business, if any.
                 6.  New business.
                 7.  Adjournment.

     Section 10. Vacancies. Any vacancy occurring in the Board by reason of an increase in the number specified in these Bylaws, or for any other reason, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board may remain at the time such meeting considering filling such vacancies is held.

     Section 11. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a director.

     Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting, filed in writing with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by registered mail to the Secretary of the Corporation immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 13. Executive or Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all of the authority of the Board, but no

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such committee shall have the authority of the Board in reference to amending the Articles, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

     Any action required to be taken, or which may be taken at a meeting of a committee designated in accordance with this Section of the Bylaws, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all those entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such persons.

     Section 14. Resignation of Officers or Directors. Any director or officer may resign at any time by submitting a resignation in writing. Such resignation takes effect from the time of its receipt by the Corporation unless a date or time is fixed in the resignation, in which case it will take effect from that time. Acceptance of the resignation shall not be required to make it effective.

     Section 15. Notice Requirements for Director Nominations. Any nomination for election to the Board of Directors by the stockholders otherwise than pursuant to Board resolution must be submitted to the Corporation's secretary no later than 25 days and no more than 60 days prior to the meeting of stockholders at which such nominations are to be submitted. In the event notice of the meeting at which such nomination is desired to be submitted is not mailed or otherwise sent to the stockholders of the Corporation at least 30 days prior to the meeting, the Corporation must receive the notice of intent to nominate no later than seven days after notice of the meeting is mailed or sent to the stockholders by the Corporation. Notices to the Corporation's Secretary of intent to nominate a candidate for election as a director must give the name, age, business address and principal occupation of such nominee and the number of shares of stock of the Corporation held by such nominee Within seven days after filing of the notice, a signed and completed questionnaire relating to the proposed nominee (which questionnaire will be supplied by the Corporation to the person submitting the notice) must be filed with the Secretary of the Corporation. Unless this notice procedure is followed, the chairman of a stockholders' meeting may declare the nomination defective and it may be disregarded.


                                   ARTICLE IV
                                    OFFICERS
                                    --------

     Section 1. Number. The officers of the Corporation shall be a president, a secretary and a treasurer, all of whom shall be executive officers and each of whom shall be elected by the Board, and such other officers as the Board may designate from time to time. A Chairman of the Board, Vice Chairman of the Board and one or more Vice Presidents shall be executive officers if the Board so determines by resolution. Such other officers and assistant officers, as may be deemed necessary, shall be designated administrative assistant officers and may be appointed and removed as the Chief Executive Officer decides. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 2. Election and Term of Office. The executive officers of the Corporation, to be elected by the Board, shall be elected annually by the Board at its first meeting held after each annual meeting of the shareholders or at a

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


convenient time soon thereafter. Each executive officer shall hold office until the resignation of such officer or until a successor shall be duly elected and qualified, until the death of such executive officer, or until removal of such officer in the manner herein provided.

     Section 3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any executive office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

     Section 5. The Chairman of the Board. If a Chairman of the Board (the "Chairman") shall be elected by the Board, the Chairman shall preside at all meetings of the shareholders and of the Board. The Chairman may sign, with the officers authorized by the Chief Executive Officer or the Board, certificates for the shares of the Corporation and shall perform such other duties as from time to time are assigned by the Chief Executive Officer or the Board. The Chairman of the Board may be elected as the Chief Executive Officer, in which case the Chairman shall perform the duties hereinafter set forth in Article IV,
Section 7, of these Bylaws.

     Section 6. The President. The President may sign, with the officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time are assigned by the Chief Executive Officer or the Board. The President may be elected as the Chief Executive Officer of the Corporation, in which case, the President shall perform the duties hereinafter set forth in Article IV, Section 7, of these Bylaws.

     Section 7. The Chief Executive Officer. If no Chairman shall be elected by the Board, the President shall be the Chief Executive Officer of the Corporation. If a Chairman is elected by the Board, the Board shall designate, as between the Chairman and the President, who shall be the Chief Executive Officer. The Chief Executive Officer shall be, subject to the control of the Board, in general charge of the affairs of the Corporation. The Chief Executive Officer may sign, with the other officers of the Corporation authorized by the Board, deeds, mortgages, bonds, contracts or other instruments whose execution the Board has authorized, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

     Section 8. The Vice Chairman of the Board. If a Chairman shall be elected by the Board, the Board bay also elect a Vice Chairman of the Board (the "Vice Chairman"). In the absence of the Chairman or in the event of the death or inability or refusal to act of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chairman. The Vice Chairman may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

     Section 9. The Vice President. In the absence of the President or in the event of the death or inability or refusal to act of the President, the Vice President shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the event there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform

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the duties of the President and, when so acting, shall have all the powers of and shall be subject to all the restrictions upon the President. Any Vice President may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

     Section 10. The Secretary. Unless the Board otherwise directs, the Secretary shall keep the minutes of the shareholders' and directors' meetings in one or more books provided for that purpose. The Secretary shall also see that all notices are duly given in accordance with the law and the provisions of the Bylaws; be custodian of the corporate records and the seal of the Corporation; affix the seal or direct its affixation to all documents, the execution of which on behalf of the Corporation is duly authorized; keep a list of the address of each shareholder; sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation; have charge of the stock transfer books of the Corporation and perform all duties incident to the office of Secretary and such other duties as may be assigned by the Chief Executive Officer or by the Board.

     Section 11. The Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of the Bylaws. The Treasurer may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

     Section 12. Assistant Officers. The Chief Executive Officer may appoint such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers shall include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer for whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity. The assistant secretary or secretaries or assistant treasurer or treasurers may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation. The assistant treasurer or treasurers shall, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board.

     Section 13. Salaries. The salaries of the executive officers shall be fixed by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. The salaries of the administrative assistant officers shall be fixed by the Chief Executive Officer.


                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

     Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract on behalf of the Corporation and such authority may be general or confined to specific instances.

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     Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.


                                   ARTICLE VI
                 CERTIFICATES FOR SECURITIES AND THEIR TRANSFER
                 ----------------------------------------------

     Section 1. Certificates for Securities. Certificates representing securities of the Corporation (the "Securities") shall be in such form as shall be determined by the Board. To be effective, such certificates for Securities (the "Certificates") shall be signed by (i) the Chairman or Vice Chairman or by the President or a Vice President; and (ii) the Secretary or an assistant Secretary or by the Treasurer or an assistant treasurer of the Corporation. Any of all of the signatures may be facsimiles if the Certificate is either countersigned by the transfer agent, or countersigned by the facsimile signature of the transfer agent and registered by the written signature of an officer of any company designated by the Board as registrar of transfers so long as that officer is not an employee of the Corporation.

     A Certificate signed or impressed with the facsimile signature of an officer, who ceases by death, resignation or otherwise to be an officer of the Corporation before the Certificate is delivered by the Corporation, is valid though signed by a duly elected, qualified and authorized officer, provided that such Certificate is countersigned by the signature of the transfer agent or facsimile signature of the transfer agent of the Corporation and registered as aforesaid.

     All Certificates shall be consecutively numbered or otherwise identified. Certificates shall state the jurisdiction in which the Corporation is organized, the name of the person to whom the Securities are issued, the designation of the series, if any, and the par value of each share represented by the Certificate, or a statement that the shares are without par value. The name and address of the person to whom the Securities represented hereby are issued, the number of Securities, and date of issue, shall be entered on the Security transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be cancelled and no new Certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated Certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     Section 2. Transfer of Securities. Transfers of Securities shall be made only on the security transfer books of the Corporation by the holder of record thereof, by the legal representative of the holder who shall furnish proper evidence of authority to transfer, or by an attorney authorized by a power of attorney which was duly executed and filed with the Secretary of the Corporation and a surrender for cancellation of the certificate for such shares. The person in whose name Securities stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                                   ARTICLE VII
                                   FISCAL YEAR
                                   -----------

     The fiscal year of the Corporation shall be determined by resolution of the Board.

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                                  ARTICLE VIII
                                    DIVIDENDS
                                    ---------

     The Board may declare, and the Corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.

                                   ARTICLE IX
                                      SEAL
                                      ----

     The Board shall provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incorporation and the word "Seal." The seal on Securities, any corporate obligation to pay money or any other document may be facsimile, or engraved, embossed or printed.


                                    ARTICLE X
                                WAIVER OF NOTICE
                                ----------------

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles or under the provisions of the applicable laws of the State of Colorado, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XI
                                 INDEMNIFICATION
                                 ---------------

     The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the State of Colorado.


                                   ARTICLE XII
                                   AMENDMENTS
                                   ----------

     These Bylaws may be altered, amended, repealed or replaced by new Bylaws by the Board at any regular or special meeting of the Board.


                                  ARTICLE XIII
                  UNIFORMITY OF INTERPRETATION AND SEVERABILITY
                  ---------------------------------------------

     These Bylaws shall be so interpreted and construed as to conform to the Articles and the statutes of the State of Colorado or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such foreign state, and where conflict between these Bylaws and the Articles or a statute has arisen or shall arise, the Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any Bylaw provision or its application shall be

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deemed invalid by reason of the said nonconformity, the remainder of the Bylaws shall remain operable in that the provisions set forth in the Bylaws are severable.

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